SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

  Filed by the Registrant   X
                           ------
  Filed by a Party other than the Registrant
                                             -----

  Check the appropriate box:

  |_|  Preliminary Proxy Statement        |_| Confidential, For Use of the
  |X|  Definitive Proxy Statement             Commission Only (as permitted by
  |_|  Definitive Additional Materials        Rule 14a-6(e)(2))
  |_|  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12


                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PPayment of Filing Fee (Check the appropriate box)
|X| No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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


                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                         590 Madison Avenue, 34th Floor
                            New York, New York 10022
                     ---------------------------------------
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 6, 2002
                     ---------------------------------------


         NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of Ladenburg Thalmann Financial Services Inc., a Florida corporation, will be held at the offices of our general counsel, Graubard Miller, 600 Third Avenue, 32nd Floor, New York, New York, on Wednesday, November 6, 2002, at 10:00 a.m., for the following purposes, all as more fully described in the attached proxy statement:

         1. To elect nine directors to our board of directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

         2. To authorize an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares;

         3. To authorize an amendment to our 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 5,500,000 shares to 10,000,000 shares and to increase the limit on grants to individuals in any one year;

         4. To approve the adoption of the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan; and

         5. To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.

       Only shareholders of record at the close of business on September 9, 2002, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments.

       You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                               By Order of the Board of Directors


                               Victor M. Rivas, President and
                                        Chief Executive Officer

New York, New York
October 3, 2002

                   LADENBURG THALMANN FINANCIAL SERVICES INC.

                      -------------------------------------

                                 PROXY STATEMENT
                      -------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 6, 2002
                      -------------------------------------

         This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at an annual meeting of shareholders to be held on November 6, 2002, and any postponements or adjournments.

         On or about October 3, 2002, this proxy statement and the accompanying form of proxy are being mailed to each shareholder of record at the close of business on September 9, 2002.

What matters am I voting on?

         o The election of nine directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

         o The authorization of an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares;

         o The authorization of an amendment to our 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 5,500,000 shares to 10,000,000 shares and to increase the limit on grants to individuals in any one year;

         o The authorization of the adoption of the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan; and

         o        Any other business that may properly come before the meeting.

                               The Annual Meeting

         The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this proxy statement carefully, including the attached appendix and the documents we refer to in this proxy statement.

Who is entitled to vote?

         Holders of our common stock as of the close of business on September 9, 2002, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 42,025,211 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

         Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

         If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

         o FOR the election as directors of the nominees listed below under Proposal 1;

         o FOR the approval of the amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares as described below under Proposal 2;

         o FOR the approval of the amendment to our 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 5,500,000 shares to 10,000,000 shares and to increase the limit on grants to individuals in any one year as described below under Proposal 3; and

         o FOR the approval of the adoption of the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan as described below under Proposal 4.

         If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.

Can I change my vote after I return my proxy card?

         You may revoke your proxy at any time before it is exercised by:

         o delivering written notification of your revocation to our secretary;

         o        voting in person at the meeting; or

         o        delivering another proxy bearing a later date.

         Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

         A quorum is the minimum number for shares required to be present at the meeting for the meeting to be properly held under our bylaws and Florida law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither "for" nor "against" a matter but are counted in the determination of a quorum.

How may I vote?

         You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need to be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

How many votes are needed for approval of each matter?

         The election of directors requires a plurality vote of the shares of common stock voted at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee's favor. As there are nine directors to be elected, the nine persons receiving the highest votes will be elected if nominees other than those nominated by the board are presented.

         Each of the other proposals being voted on at the annual meeting must be approved by a majority of the votes cast at the meeting with respect to the proposal.

         Abstentions and shares deemed present at the meeting but not entitled to vote with respect to each of the proposals (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such vote.

Annual Report


         We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which includes our audited financial statements, upon the written request of any person stating that (s)he is a beneficial holder of our common stock. Requests for copies and inquiries should be sent in writing to Investor Relations Department, Ladenburg Thalmann Financial Services Inc., 590 Madison Avenue, New York, New York 10022.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information as of September 9, 2002 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all of our current directors and executive officers as a group. Except as otherwise stated, the business address of each of the below listed persons is c/o Ladenburg Thalmann Financial Services Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022.


                                                                Percent of Class
                                     Amount and Nature of       of Voting
Name of Beneficial Owner             Beneficial ownership(1)    Securities
----------------------------------   -----------------------    ----------------
Phillip Frost, M.D. (2)                     8,070,941(3)             16.6%
Berliner Effektengesellschaft AG(4)         5,575,556(5)             13.0%
Bennett S. LeBow                            4,361,314(6)             10.4%
Richard J. Rosenstock                       3,790,854(7)             9.0%
New Valley Corporation(8)                   3,944,216(9)             8.6%
Carl C. Icahn(10)                          3,396,258(11)             8.1%
Howard M. Lorber                           1,535,878(12)             3.7%
Mark Zeitchick                             1,524,771(13)              3.6%
Vincent Mangone                            1,524,771(14)              3.6%
Victor M. Rivas                              346,133(15)               *
Joseph Berland(16)                            89,508(17)               *
Richard J. Lampen                             38,367(18)               *
Robert J. Eide                                31,367(19)               *
Henry C. Beinstein                            31,361(20)               *
J. Bryant Kirkland III                        17,265(21)               *
All directors and executive               13,219,482(22)             30.9%
officers as a group (10 persons)
-----------------

*        Less than 1 percent.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon numbers reported by the owner in documents publicly filed with the SEC, publicly available information or information made known to us. Except as otherwise indicated, all of the shares of common stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.


(2) The business address of Dr. Frost is c/o IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137. Effective July 8, 2002, Dr. Frost resigned from our board of directors due to his other existing responsibilities.

(3) Represents (i) 1,453,466 shares of common stock held by Frost Gamma Limited Partnership, a Nevada limited partnership, (ii) 100,000 shares of common stock issuable upon exercise of an immediately exercisable warrant held by Frost Gamma, (iii) 6,497,475 shares of common stock issuable upon conversion of a senior convertible promissory note held by Frost-Nevada, Limited Partnership, a Nevada limited partnership and
         (iv) 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Dr. Frost. Dr. Frost is the sole limited partner of Frost Gamma Limited Partnership and is the sole shareholder of Frost-Nevada Corporation, the sole shareholder of Frost Gamma Inc., the general partner of Frost Gamma Limited Partnership. Dr. Frost is also one of the two limited partners of Frost-Nevada, Limited Partnership and is the sole shareholder of Frost-Nevada Corporation, the general partner of Frost-Nevada, Limited Partnership. Record ownership of these shares may be transferred from time to time among Dr. Frost and, in addition to other entities that he may control, any or all of Frost Gamma Limited Partnership, Frost Gamma Inc., Frost-Nevada, Limited Partnership and Frost-Nevada Corporation. Accordingly, solely for purposes of reporting beneficial ownership of these shares pursuant to Section 13(d) of the Exchange Act, each of these parties will be deemed to be the beneficial owner of the shares held by any other of the parties. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on September 10, 2001 as well as from information made known to us.

(4) The business address for Berliner Effektengesellschaft AG is Kurfustendamm 119, 10711 Berlin, Germany.

(5) Includes 955,055 shares of common stock issuable upon conversion of a senior convertible promissory note held by Berliner.


(6) Represents (i) 758,205 shares of common stock held directly by Mr. LeBow, (ii) 3,325,199 shares of common stock held by LeBow Gamma Limited Partnership, a Nevada limited partnership, (iii) 110,336 shares of common stock held by LeBow Alpha LLLP, a Delaware limited liability limited partnership, (iv) 147,574 shares of common stock held by The Bennett and Geraldine LeBow Foundation, Inc., a Florida not-for-profit corporation and (v) 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. LeBow. LeBow Holdings Inc., a Nevada corporation, is the sole stockholder of LeBow Gamma Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership, and is the general partner of LeBow Alpha LLLP. Mr. LeBow is a director, officer and sole stockholder of LeBow Holdings Inc. and a director and officer of LeBow Gamma Inc. Mr. LeBow and family members serve as directors and executive officers of the Foundation. The foregoing information was derived from an Amendment to
         Schedule 13D filed with the SEC on December 21, 2001 as well as from information made known to us.


(7) Represents 3,701,346 shares of common stock held of record by The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, of which Mr. Rosenstock is the sole trustee and beneficiary, and 89,508 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosenstock. Does not include 260,492 shares of common stock issuable upon exercise of options held by Mr. Rosenstock that are not currently exercisable and that will not become exercisable within the next 60 days.

(8) The business address for New Valley Corporation is 100 S. E. Second Street, Miami, Florida 33131.

(9) Represents (i) 3,844,216 shares of common stock issuable upon conversion of a senior convertible promissory note held by New Valley and (ii) 100,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by New Valley.

(10) The business address for Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

(11) Represents (i) 2,148,725 shares of common stock held by High River Limited Partnership, (ii) 1,227,773 shares of common stock held by Tortoise Corp. and (iii) 19,760 shares of common stock held by Little Meadow Corp. Each of these entities are either directly or indirectly 100% owned by Mr. Icahn. As such, Mr. Icahn is in a position to directly and indirectly determine the investment and voting decisions made by these entities. Accordingly, Mr. Icahn may be deemed to be the beneficial owner of these shares for purposes of reporting beneficial ownership pursuant to Section 13(d) of the Exchange Act. However, Mr. Icahn disclaims beneficial ownership of these shares for all other purposes. The foregoing information was derived from a Schedule 13D filed with the SEC on December 28, 2001.

(12) Represents (i) 1,392,251 shares of common stock held directly by Mr. Lorber, (ii) 118,560 shares of common stock held by Lorber Alpha II Partnership, a Nevada limited partnership, (iii) 5,067 shares of common stock held by the Lorber Charitable Fund, a New York not-for-profit corporation, and (iv) 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Lorber. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Partnership. Mr. Lorber is the director, officer and principal stockholder of Lorber Alpha II, Inc. Mr. Lorber and family members serve as directors and executive officers of Lorber Charitable Fund and Mr. Lorber possesses shared voting power and shared dispositive power with the other directors of the fund with respect to the fund's shares of our common stock. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on December 21, 2001 as well as from information made known to us.

(13) Includes 98,460 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Zeitchick. Does not include 251,540 shares of common stock issuable upon exercise of options held by Mr. Zeitchick that are not currently exercisable and that will not become exercisable within the next 60 days.

(14) Represents (i) 1,426,311 shares of common stock held of record by The Vincent A. Mangone Revocable Living Trust Dated 11/5/96, of which Mr. Mangone is the sole trustee and beneficiary, and (ii) 98,460 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Mangone. Does not include 251,540 shares of common stock issuable upon exercise of options held by Mr. Mangone that are not currently exercisable and that will not become exercisable within the next 60 days.

(15) Includes 333,333 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rivas. Does not include 966,667 shares of common stock issuable upon exercise of options held by Mr. Rivas that are not currently exercisable and that will not become exercisable within the next 60 days.

(16) The business address for Mr. Berland is c/o Ladenburg Capital Management Inc., 1055 Stewart Avenue, Bethpage, New York 11714.

(17) Represents 89,508 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Berland. Does not include 10,492 shares of common stock issuable upon exercise of options held by Mr. Berland that are not currently exercisable and that will not become exercisable within the next 60 days.

(18) Does not include 20,000 shares of common stock issuable upon exercise of options held by Mr. Lampen that are not currently exercisable and that will not become exercisable within the next 60 days.

(19) Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Eide.

(20) Includes (i) 823 shares of common stock held of record in the individual retirement account of Mr. Beinstein's spouse and (ii) 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Beinstein.

(21) Does not include 35,000 shares of common stock issuable upon exercise of options held by Mr. Kirkland that are not currently exercisable and that will not become exercisable within the next 60 days.

(22) Includes 699,761 shares of common stock issuable upon exercise of currently exercisable options. See notes 6, 7, 12, 13, 14, 15, 19 and
         20. Excludes 1,750,239 shares of common stock issuable upon exercise of options that are not currently exercisable and that will not become exercisable within the next 60 days. See notes 7, 13, 14, 15 and 18.

Recent Developments

         Stock purchase agreement and related transactions

         In May 2001, we consummated a stock purchase agreement, as amended, with New Valley Corporation, Berliner Effektengesellschaft AG and Ladenburg Thalmann & Co. On the same date, New Valley and Frost-Nevada, Limited Partnership consummated several individual stock purchase agreements with five of our present and former directors, officers and key employees. As a result of the stock purchase agreements and the various related transactions, New Valley acquired beneficial ownership of approximately 57.6% of our common stock becoming our largest shareholder, and Ladenburg Thalmann & Co. became our wholly owned subsidiary. The stock purchase agreements are discussed in greater detail below under the caption "Certain Relationships and Related Transactions."

         As a condition to consummating the stock purchase agreements, we changed our name from "GBI Capital Management Corp." to "Ladenburg Thalmann Financial Services Inc." We also changed our American Stock Exchange symbol to "LTS."

         Shareholder Distributions

         In December 2001, New Valley distributed a total of 22,543,158 shares of our common stock held by New Valley to its stockholders as a dividend. Vector Group Ltd., which holds approximately 56% of New Valley's common stock, received approximately 12.7 million of these shares and, in turn, immediately distributed them to its stockholders. As a result of the distributions, New Valley's beneficial ownership of our common stock decreased from approximately 57.6% to approximately 8.6% and the number of beneficial holders of our common stock increased from approximately 350 beneficial holders to approximately 13,800 beneficial holders.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS


         At this year's annual meeting of shareholders, nine directors will be elected to hold office for a term of one year expiring at the next annual meeting of shareholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         Unless authority is withheld, the proxies solicited by the board of directors will be voted FOR the election of these nominees. Our articles of incorporation do not provide for cumulative voting. In case any of the nominees becomes unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. The nine nominees for directors, their current positions with us, their term of office and their business background are set forth below.

         Howard M. Lorber, 54 years old, has been chairman of our board of directors since May 2001. Since November 1994, he has been president, chief operating officer and a member of the board of directors of New Valley. From January 1994 to January 2001, Mr. Lorber was a consultant to Vector Group Ltd., a New York Stock Exchange-listed holding company, and since January 2001 has served as its president, chief operating officer and a member of its board of directors. Mr. Lorber has been a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the NASD since 1984. Since 1990, Mr. Lorber has been chairman of the board of directors of Nathan's Famous, Inc., a chain of fast food restaurants, and has been its chief executive officer since 1993. Since 1991, he has been a director and member of the audit committee of United Capital Corp., a real estate investment and diversified manufacturing company. Since May 1994, he has been a director and member of the audit committee of Prime Hospitality Corp., a company doing business in the lodging industry. He is also a trustee of Long Island University and Babson College.

         Victor M. Rivas, 58 years old, has been our president and chief executive officer and a member of our board of directors since May 2001. Mr. Rivas has been affiliated with Ladenburg Thalmann & Co. since September 1997 and has been its chairman and chief executive officer since July 1999. He has also been co-chairman of the board of directors of Ladenburg Capital Management since November 2001. Since October 1999, he has been a member of the board of directors of New Valley. Prior to joining Ladenburg Thalmann & Co., Mr. Rivas served as an executive officer of the brokerage firms of Rickel & Associates, Inc. from March 1997 to September 1997 and Janssen-Meyers Associates, L.P. from January 1996 to March 1997. Mr. Rivas had previously served as chairman of the board and chief executive officer of Conquest Industries Inc. and its subsidiary, Conquest Airlines Corp.

         Richard J. Rosenstock, 50 years old, has been vice chairman of our board of directors since May 2001 and our chief operating officer since August 1999. He was also our president from August 1999 until May 2001. Mr. Rosenstock has been affiliated with Ladenburg Capital Management since 1986. He has served as Ladenburg Capital Management's chief executive officer since May 2001. From January 1994 until May 1998, Mr. Rosenstock was an executive vice president of Ladenburg Capital Management and was its president from May 1998 until November 2001.

         Vincent A. Mangone, 37 years old, has been our executive vice president and a member of our board of directors since August 1999. Mr. Mangone has also been affiliated with Ladenburg Capital Management since October 1993 and has been an executive vice president since September 1995.

         Mark Zeitchick, 37 years old, has been our executive vice president and a member of our board of directors since August 1999. Mr. Zeitchick has also been affiliated with Ladenburg Capital Management since October 1993. Mr. Zeitchick has been Ladenburg Capital Management's co-chairman since November 2001. From September 1995 until November 2001, he was an executive vice president of Ladenburg Capital Management. From May 2001 until November 2001, he served as chairman of Ladenburg Capital Management, and became co-chairman in November 2001.

         Henry C. Beinstein, 59 years old, has been a member of our board of directors since May 2001. Mr. Beinstein has been a director of New Valley since 1994. From August 1997 until August 2002, Mr. Beinstein was the executive director of Schulte Roth & Zabel LLP, a New York-based law firm. In August 2002, Mr. Beinstein retired from this position. Prior to joining Schulte Roth & Zabel, Mr. Beinstein had served as the managing director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing in November 1995. From April 1985 through October 1995, Mr. Beinstein was the executive director of Proskauer Rose LLP, a New York-based law firm. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and national director of finance and administration at Coopers & Lybrand.

         Robert J. Eide, 49 years old, has been a member of our board of directors since May 2001. He has also been the chairman and treasurer of Aegis Capital Corp. since before 1988. Mr. Eide also serves as a director of Nathan's Famous and Vector Group.

         Richard J. Lampen, 48 years old, has been a member of our board of directors since January 2002. He has been the executive vice president and general counsel of New Valley since October 1995 and a member of its board of directors since July 1996. Since July 1996, Mr. Lampen has served as executive vice president of Vector Group. Since January 1997, Mr. Lampen has served as a director of CDSI Holdings Inc., a company with interests in the marketing services business, and since November 1998 has been its president and chief executive officer. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a managing director at Salomon Brothers Inc., an investment bank, and was an employee at Salomon Brothers from 1986 to April 1992. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A., Spec's Music Inc. and Panaco, Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc.

         Bennett S. LeBow, 64 years old, has been a member of our board of directors since May 2001. Since June 1990, Mr. LeBow has been the chairman of the board of directors and chief executive officer of Vector Group, and has been a member of its board of directors since October 1986 and currently holds various positions with Vector Group's subsidiaries, including Vector Tobacco Inc. He has been chairman of the board of directors of New Valley since January 1988 and chief executive officer since November 1994.

Other Executive Officer

         J. Bryant Kirkland III, 37 years old, has served as our chief financial officer since June 2001. Mr. Kirkland has been vice president, treasurer and chief financial officer of New Valley since January 1998, and since November 1994 has served in various financial capacities with New Valley and Vector Group. Since January 2001, Mr. Kirkland has served as vice president of Vector Group. Mr. Kirkland has served as vice president and chief financial officer of CDSI since January 1998 and as a director of CDSI since November 1998.

Board and Committee Information

         During the fiscal year ended December 31, 2001, our board of directors met four times and acted by unanimous written consent twelve times. Our entire board participated in each of the four meetings. We have standing audit and compensation committees of the board of directors. We do not have a standing nominating committee.

         Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, the sections set forth below under the captions entitled "Compensation Committee Report on Executive Compensation," "Audit Committee Information and Report" and "Stock Price Performance Graph" will not be incorporated by reference in any of those prior filings or any future filings by us.

Compensation Committee Information and Report

         The compensation committee was established in November 1999 and is currently comprised of Howard M. Lorber, Henry C. Beinstein and Robert J. Eide. The compensation committee is responsible for administering our Annual Incentive Bonus Plan ("Bonus Plan"), our Special Performance Incentive Plan ("Incentive Plan") and our 1999 Performance Equity Plan ("Equity Plan"). During the fiscal year ended December 31, 2001, the compensation committee met three times and acted by unanimous written consent twice.

         Compensation Committee Report on Executive Compensation

         This report is made by our compensation committee, which consists of three non-employee directors. The responsibilities of the committee include:

         o establishing the general compensation policy for our executive officers, including our chief executive officer;

         o administering our Bonus Plan, Incentive Plan and Equity Plan, each of which is designed to comply with the requirements of
                  Section 162(m) of the Internal Revenue Code; and

         o in administering each of these plans, the committee determines who participates in the plans, establishes performance goals, if any, and determines specific grants and bonuses to the participants.

         The committee's executive compensation policies are generally designed to provide competitive levels of compensation that integrate pay with our annual performance and reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives.

         Prior to the establishment of the compensation committee, we entered into employment agreements with Messrs. Rosenstock, Zeitchick and Mangone pursuant to which they receive compensation that is based upon four components as set forth in each of these officers' employment agreements. In May 2001, we amended these agreements and entered into an employment agreement with Mr. Rivas that provides for similar compensation to be paid to Mr. Rivas. The agreements provide them with a base salary, which is not anticipated to be the sole component of their total annual cash compensation, brokerage commissions with respect to customer accounts for which they are the designated account representatives, participation in our Bonus Plan and Incentive Plan that is designed to provide additional cash compensation based upon our achieving specific criteria and performance targets and a grant of stock options under our Equity Plan.

         Our Bonus Plan is a performance-based compensation plan which provides for the payment of bonuses to participants selected by the committee if performance targets established by the committee are met within the specified performance periods. For the fiscal year ended December 31, 2001, the committee determined at the beginning of the period that participating employees would participate in a bonus pool equal to 25% of our net income before taxes and before the accrual of compensation payable under this plan, provided that we achieved a 10% return on equity before taxes at the end of the fiscal year. For the fiscal year ended December 31, 2001, the predetermined target was not met and no awards were made under this plan.

         Our Incentive Plan is similar in nature to our Bonus Plan in that participants selected by the committee at the beginning of the year are permitted to receive bonuses upon reaching performance targets established by the committee within specific performance periods, which performance targets can be based upon one or more selected business criteria. For the fiscal year ended December 31, 2001, the committee determined that the participants would be entitled to receive a bonus that is based upon total consolidated revenues provided that specified commission levels are achieved. These bonuses are paid monthly, based on the average monthly revenues to such date. Final awards reflecting the performance for the last month of the fiscal year and the fiscal year overall are not paid until the financial results for the year are reconciled and the committee has approved and certified that the established performance requirements have been achieved. During the fiscal year ended December 31, 2001, the performance targets were achieved and bonuses were paid to the participants based upon percentages established by the committee when it selected the participants.

         Our Equity Plan was adopted by our shareholders in August 1999 under which our officers, directors, key employees and consultants are eligible to receive stock options, stock appreciation rights, restricted stock awards and other stock based awards. Prior to the establishment of the committee, and in connection with entering into the employment agreements with Messrs. Rosenstock, Zeitchick and Mangone, options to purchase common stock were granted to each of these individuals. In May 2001, in connection with us entering into the employment agreement with Mr. Rivas, our shareholders approved our issuing an option to purchase shares of common stock to Mr. Rivas. In January 2002, options to purchase common stock were granted to each of Messrs. Rivas, Rosenstock, Zeitchick and Mangone as consideration for their continued employment with us. Subsequent stock option grants to other officers and employees will continue to be based on recommendations made by our senior management to the committee.

         Compensation of the Chief Executive Officer

         Victor Rivas's base salary for the fiscal year ended December 31, 2001 was determined in accordance with the employment agreement that we entered into in May 2001. Mr. Rivas' base salary is at the rate of $500,000 per year subject to periodic increases as determined by our board of directors or our compensation committee. As a portion of his compensation for the fiscal year ended December 31, 2001, Mr. Rivas received a bonus of $500,000. The committee also awarded to Mr. Rivas a cash bonus of $367,826 under our Incentive Plan. As discussed above, this bonus level was determined by the committee based upon us achieving specified performance targets during the fiscal year ended December 31, 2001. These performance targets were based on objective criteria that were determined by the committee. During 2001, New Valley paid Mr. Rivas a $750,000 fee, half of which was reimbursed by Ladenburg Thalmann & Co., for his services in connection with the closing of the stock purchase agreement with New Valley and Berliner, whereby Ladenburg Thalmann & Co. became our wholly owned subsidiary.

         Prior to May 2001, Mr. Berland was employed by us as our chief executive officer. Mr. Berland's base salary for the fiscal year ended December 31, 2001 was determined in accordance with his employment agreement in effect before that year. Mr. Berland's base salary was at the rate of $150,000 per annum. As a portion of his compensation for the fiscal year ended December 31, 2001, the committee awarded to Mr. Berland a cash bonus of $36,614 under our Incentive Plan.

                    The Members of the Compensation Committee
                    -----------------------------------------

                                Howard M. Lorber
                               Henry C. Beinstein
                                 Robert J. Eide


         Compensation Committee Interlocks and Insider Participation

         Our compensation committee is comprised of Messrs. Lorber, Beinstein and Eide. None of these individuals served as officers of our company or of our subsidiaries.

         Victor M. Rivas, our president and chief executive officer, served as a member of New Valley's board of directors, of which Mr. Lorber is president, chief operating officer and a director. Mr. Lorber is a member of our compensation committee. Additionally, Bennett S. LeBow, New Valley's chairman of the board of directors and chief executive officer, and Richard J. Lampen, New Valley's executive vice president, general counsel and director, are members of our board of directors. New Valley's board of directors does not have a separate compensation committee and acts on compensation matters as an entire body. Accordingly, Mr. Rivas, as a member of the board of directors of New Valley, participates in decisions regarding the compensation of Messrs. Lorber, LeBow and Lampen for their roles with New Valley.

Audit Committee Information and Report

         Our audit committee was established in November 1999 and is currently comprised of Richard J. Lampen, Henry C. Beinstein and Robert J. Eide. During the fiscal year ended December 31, 2001, the audit committee met three times and acted by unanimous written consent once.

         Audit Fees

         For the fiscal year ended December 31, 2001, the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of our financial statements included in our quarterly reports totaled $445,067.

         Financial Information Systems Design and Implementation Fees

         For the fiscal year ended December 31, 2001, there were no fees billed for professional services by our independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of our information system or managing our local area network.

         All Other Fees

         For the fiscal year ended December 31, 2001, the aggregate fees billed for all other professional services rendered by our independent auditors totaled $108,670.

         Audit Committee Report

         Each member of the audit committee is an "independent director" and is "financially literate" as defined under the recently adopted American Stock Exchange listing standards. These listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

         Pursuant to the audit committee's written charter, which was adopted on June 29, 2000, our audit committee's responsibilities include, among other things:

         o reviewing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

         o reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

         o making recommendations concerning the engagement of the independent auditor;

         o        reviewing the independence of the independent auditors;

         o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

         o recommending the appointment of the independent auditor to the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

         o approving professional services provided by the independent auditors, including the range of audit and nonaudit fees; and

         o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

         Our audit committee has met and held discussions with management and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2001.

                       The Members of the Audit Committee
                       ----------------------------------

                                Richard J. Lampen
                               Henry C. Beinstein
                                 Robert J. Eide

Executive Compensation

         The following table shows the compensation paid by us to our chief executive officer and to our other four most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal year ended December 31, 2001, for the period from October 1, 2000 until December 31, 2000 ("Stub Period"), for the period from August 25, 1999 until September 30, 2000 and for the period from September 1, 1998 until August 24, 1999.

                           Summary Compensation Table


                                                               Annual Compensation       Long-Term Compensation
                                              Fiscal         -----------------------     ----------------------      All Other
      Name and Principal Position             Period         Salary ($)    Bonus ($)         Options (#)            Compensation
----------------------------------------- --------------- -------------- --------------- ----------------------- -------------------

Victor M. Rivas                                2001          500,000(1)     867,826(2)         1,000,000              375,000(3)
    President and Chief Executive
    Officer
----------------------------------------- --------------- -------------- --------------- ----------------------- -------------------
Richard J. Rosenstock                          2001          237,041        138,351(4)             -0-                   -0-
    Vice Chairman and Chief                Stub Period        30,000         87,535(4)             -0-                 18,885(5)
    Operating Officer                          2000          130,000      1,780,372(6)             -0-                236,746(7)
                                               1999          217,672          63,761             100,000              407,838(8)
----------------------------------------- --------------- -------------- --------------- ----------------------- -------------------
Mark Zeitchick                                 2001           66,500        379,681(4)             -0-                 15,458(5)
    Executive Vice President               Stub Period        30,000        150,651(4)             -0-                  2,981(5)
                                               2000          130,000      2,482,017(6)             -0-                278,394(7)
                                               1999            -0-          221,622              100,000              960,837(9)
----------------------------------------- --------------- -------------- --------------- ----------------------- -------------------
Vincent A. Mangone                             2001           66,500        379,681(4)             -0-                 10,752(5)
    Executive Vice President               Stub Period        30,000        150,651(4)             -0-                  7,436(5)
                                               2000          130,000      2,482,017(6)             -0-                278,510(7)
                                               1999            -0-          221,622              100,000              958,041(10)
----------------------------------------- --------------- -------------- --------------- ----------------------- -------------------
Joseph Berland                                 2001          103,050(11)     36,614(4)             -0-                   6,931(5)
    Former Chairman of the Board           Stub Period        30,000         87,535(4)             -0-                   -0-
    and Chief Executive Officer                2000          130,000      1,780,372(6)             -0-                 297,734(7)
                                               1999          233,058         56,404              100,000               407,838(8)
----------------------------------------- --------------- -------------- --------------- ----------------------- -------------------

(1) Represents $173,973 of salary paid by Ladenburg Thalmann & Co. prior to the consummation of the stock purchase agreement with New Valley, Berliner and Ladenburg Thalmann & Co. on May 7, 2001 and $326,027 of salary paid thereafter by us.

(2) Represents (i) a $173,973 bonus paid by Ladenburg Thalmann & Co., (ii) a $326,027 bonus paid by us pursuant to his employment agreement and
         (iii) a $367,826 bonus paid by us under our Incentive Plan.

(3) Represents the portion of a fee paid by New Valley to Mr. Rivas which was reimbursed by Ladenburg Thalmann & Co., for his services in connection with the closing of the stock purchase agreement with New Valley, Berliner and Ladenburg Thalmann & Co.

(4)      Represents a bonus paid to the individual under our Incentive Plan.

(5) Represents commissions earned from customer accounts for which the individual is a designated account representative.

(6) Represents bonuses paid under our Bonus Plan and Incentive Plan as follows:

                       Annual Incentive ($)             Special Performance ($)
                       --------------------             -----------------------

         Rosenstock           821,128                           959,244
         Zeitchick            821,128                         1,660,889
         Mangone              821,128                         1,660,889
         Berland              821,128                           959,244

(7) Represents commissions earned from customer accounts for which the individual is a designated account representative, together with override commissions earned in the following amounts: Rosenstock - $39,841, Zeitchick - $67,925, Mangone - $67,925 and Berland - $39,881.

(8)      Represents override commissions.

(9) Represents $108,534 of commissions earned from customer accounts for which Mr. Zeitchick is a designated account representative and $852,303 of override commissions.

(10) Represents $105,738 of commissions earned from customer accounts for which Mr. Mangone is a designated account representative and $852,303 of override commissions.

(11) Represents salary earned by Mr. Berland as our chairman of the board and chief executive officer through May 7, 2001. In connection with the stock purchase agreement through which Ladenburg Thalmann & Co. became our wholly owned subsidiary, we entered into an amendment to Mr. Berland's employment agreement which called for Mr. Berland to only be employed by Ladenburg Capital Management.

Compensation Arrangements for Current Executive Officers

         Victor Rivas is currently employed by us as our president and chief executive officer until August 2004 under an employment agreement with Ladenburg Thalmann & Co. The employment agreement provides for an annual base salary of $500,000 subject to periodic increases as determined by our board of directors or our compensation committee. The agreement also provides for a guaranteed minimum annual bonus of $500,000. Mr. Rivas is entitled to participate in our Bonus Plan and receive an override (as defined in our Incentive Plan) in accordance with the terms of each plan. However, our compensation committee may limit Mr. Rivas' participation in the plans so that:

o he may not receive in excess of 32.5% of the bonus pool available under the Bonus Plan; and

o he may not receive an override in excess of a certain percentage of our total consolidated revenues earned in each year of the agreement ranging from 0.6167% for revenues up to $150,000,000 to 0.5% for revenues over $270,000,000.

Additionally, the committee may determine that $400,000 of Mr. Rivas' guaranteed bonus will be credited against any amounts owed to him under the Incentive Plan. The agreement also provides that Mr. Rivas will not compete with us or our subsidiaries for a period of one year from the date of his termination.

         In connection with the agreement, we granted Mr. Rivas an option to purchase 1,000,000 shares of our common stock. The option was granted under our Equity Plan and is exercisable at a price of $3.05 per share. The options vest in three annual installments commencing on May 7, 2002 and expire on May 7, 2011. The options provide that if a change of control occurs, all options not yet vested will vest and become immediately exercisable.

         Mr. Rosenstock is currently employed by us as our vice chairman and chief operating officer until August 2004 under an employment agreement with us and Ladenburg Capital Management. The agreement provides for an annual base salary of $340,000 subject to periodic increases as determined by our board of directors or our compensation committee. Mr. Rosenstock is entitled to participate in the Bonus Plan and receive an override under the Incentive Plan in accordance with the terms of each plan. However, our compensation committee may limit Mr. Rosenstock's participation in the plans so that:

         o he may not receive in excess of 22.5% of the bonus pool available under the Bonus Plan (if Mr. Rosenstock does not receive 22.5% of the bonus pool available under the Bonus Plan, he may terminate the employment agreement for "reason" which entitles him to certain severance benefits); and

         o he may not receive an override in excess of a certain percentage of our total consolidated revenues earned in each year of the agreement ranging from 0.22% for revenues up to $150,000,000 to 0.1784% for revenues over $270,000,000.

         Mr. Rosenstock is also entitled to receive 0.25% of all retail and institutional brokerage commissions generated from certain specified brokers employed by our subsidiaries. The agreement also provides that Mr. Rosenstock will not compete with us or our subsidiaries for a period of one year from the date of his termination.

         Messrs. Zeitchick and Mangone are currently employed by us as executive vice presidents until August 2004 under employment agreements with us and Ladenburg Capital Management. Each of these officers receive an annual base salary of $90,000 subject to periodic increases as determined by our board of directors or our compensation committee. Pursuant to the agreements, Messrs. Zeitchick and Mangone are entitled to participate in our Bonus Plan and receive an override under the Incentive Plan in accordance with the terms of each plan. However, our compensation committee may limit each of their participation in the plans so that:

         o neither may receive in excess of 22.5% of the bonus pool available under the Bonus Plan (if either Messrs. Zeitchick or Mangone receive less than 22.5% of the bonus pool available under the Bonus Plan, he may terminate the employment agreement for "reason" which entitles him to certain severance benefits); and

         o neither may receive an override in excess of a certain percentage of our total consolidated revenues earned in each year of the agreement ranging from 0.5067% for revenues up to $150,000,000 to 0.4108% for revenues over $270,000,000.

         The agreements also provide that neither will not compete with us or our subsidiaries for a period of one year from the date of their respective terminations.

         Joseph Berland, our former chairman of the board and chief executive officer, was previously employed by us and Ladenburg Capital Management pursuant to a five-year employment agreement dated August 24, 1999. On February 8, 2001, we entered into an amendment to Mr. Berland's agreement that provided for him to no longer be employed by us. However, he will continue to be employed by Ladenburg Capital Management as its executive vice president of corporate finance at an annual base salary of $150,000. The agreement provides that Mr. Berland will not compete with us or our subsidiaries for a period of one year from the date of his termination, but allows him to deal with any of his prior or then existing customers or clients without any restriction.

Compensation Arrangements for Directors

         Directors who are employees of ours receive no cash compensation for serving as directors. We pay our non-employee directors an annual fee of $12,000, payable in quarterly installments, for their service on our board of directors. Additionally, upon election or re-election, as the case may be, we grant our non-employee directors ten-year options under our Equity Plan to purchase 20,000 shares of our common stock at fair market value on the date of grant. All of our directors are reimbursed for their costs incurred in attending meetings of the board of directors or of the committees on which they serve.

Option Grants

         The following table represents the stock options granted in the fiscal year ended December 31, 2001, to the Named Executive Officers.

                           STOCK OPTION GRANTS IN 2001

----------------------------------------------------------------------------------------------------------------------------------
                          Number of            Percent of Total
                          Securities           Options Granted to
                          Underlying Options   Employees in         Exercise Price                     Grant Date
Name of Executive         Granted (#)          Fiscal Year (%)      of Options ($)    Expiration Date  Present Value (1)($)
------------------------- -------------------- -------------------- ----------------- ---------------- ---------------------------
Victor M. Rivas           1,000,000(2)         66.0                 3.05              5/7/11           $2,610,000
------------------------- -------------------- -------------------- ----------------- ---------------- ---------------------------

(1) The estimated present value at grant date of the options granted to Mr. Rivas has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: volatility of 83.58%, a risk-free rate of 4.884%, an expected life of 10 years, a dividend rate of 0%, and no forfeiture. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

(2) These options become exercisable in three annual installments beginning on May 7, 2002.

         The following table sets forth the fiscal year-end option values of outstanding options at December 31, 2001, and the dollar value of unexercised, in-the-money options for the Named Executive Officers. There were no stock options exercised by any of the Named Executive Officers in 2001.

                                      AGGREGATED FISCAL YEAR-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------
                                    Number of Securities Underlying               Dollar Value of Unexercised
                                         Unexercised Options at                     in-the-money Options at
                                            Fiscal Year End:                           Fiscal Year End:
------------------------------ ------------------------------------------- ------------------------------------------
Name                           Exercisable (#)     Unexercisable (#)       Exercisable ($)     Unexercisable ($)
------------------------------ ------------------- ----------------------- ------------------- ----------------------
Victor M. Rivas                       -0-               1,000,000                 -0-                   -0-
------------------------------ ------------------- ----------------------- ------------------- ----------------------
Richard J. Rosenstock                67,131                32,869                 -0-                   -0-
------------------------------ ------------------- ----------------------- ------------------- ----------------------
Mark Zeitchick                       73,845                26,155                 -0-                   -0-
------------------------------ ------------------- ----------------------- ------------------- ----------------------
Vincent A. Mangone                   73,845                26,155                 -0-                   -0-
------------------------------ ------------------- ----------------------- ------------------- ----------------------
Joseph Berland                       67,131                32,869                 -0-                   -0-
------------------------------ ------------------- ----------------------- ------------------- ----------------------

Annual Incentive Bonus Plan

         On August 23, 1999, our shareholders adopted the Bonus Plan, which is a performance-based compensation plan for our executive officers and other key employees. The plan is administered by our compensation committee and is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code. Under this plan, bonuses are paid to participants selected by our compensation committee if performance targets established by our compensation committee are met within the specified performance periods. For the fiscal year ended December 31, 2001 and for the fiscal year ending December 31, 2002, our compensation committee determined that participating employees would share in a bonus pool equal to 25% of our net income before taxes and before the accrual of compensation payable under this plan provided that we achieve a 10% return on equity before taxes at the end of the fiscal year. The maximum award payable annually to any participant under this plan is limited to a percentage of the bonus pool created and is subject to the maximum limit of $5,000,000 for any person. The maximum award available to Victor M. Rivas under the Plan is limited to 32.5% of the Pool and the maximum award available to any other participant under the plan is limited to 22.5% of the Pool. No awards were made under the Bonus Plan for fiscal 2001 to Messrs. Rivas, Rosenstock, Zeitchick and Mangone, the participants in the Bonus Plan. The compensation committee has selected these same persons to participate in the Bonus Plan for fiscal 2002.

Special Performance Incentive Plan

         On August 23, 1999, our shareholders adopted our Incentive Plan. The Incentive Plan is similar in nature to the Bonus Plan in seeking to provide performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Executive officers and key employees selected by our compensation committee may receive bonuses upon reaching performance targets established by our compensation committee within specific performance periods, which performance targets may be based upon one or more selected business criteria. For the fiscal year ended December 31, 2001 and for the fiscal year ending December 31, 2002, the compensation committee has determined that participants are entitled to receive an incentive award that is based on our total consolidated revenues provided that specified commission levels are achieved. Awards are payable monthly, based on the average monthly revenues to such date. However, final awards reflecting the performance for the last month of the fiscal period and the fiscal period overall are not paid until all financial results for the year are reconciled and the compensation committee has approved and certified that the established performance requirements have been achieved. The maximum award payable for any fiscal period to any participant is the lesser of $5,000,000 or a set percentage for the individual participants as disclosed elsewhere in this report. Messrs. Rivas, Rosenstock, Zeitchick, Mangone and Berland received bonuses under the Incentive Plan for fiscal 2001 as disclosed in the Summary Compensation table above. The compensation committee has determined that Messrs. Rivas, Rosenstock, Zeitchick and Mangone will currently be entitled to participate in the Incentive Plan for fiscal 2002.

1999 Performance Equity Plan

         On August 23, 1999, our shareholders adopted the Equity Plan covering 3,000,000 shares of our common stock, under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. On May 7, 2001, our shareholders approved an amendment increasing the number of shares available for issuance under the plan to 5,500,000 shares and our shareholders are being asked at this year's annual meeting to approve a further increase to 10,000,000 shares as described below under Proposal III. The Performance Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until May 26, 2009. The plan is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code and is administered by our compensation committee. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of awards.

Equity Compensation Plan Information

      The following table sets forth certain information at December 31, 2001 and at August 31, 2002 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.


--------------------------------------- --------------------------- -------------------------- -------------------------------------
                                                                                               Number of Securities Remaining
                                          Number of Securities to     Weighted-Average         Available for Future Issuance under
                                          be Issued upon Exercise     Exercise Price of        Equity Compensation Plans (excluding
                                          of Outstanding Options,     Outstanding Options,     securities reflected in the first
Plan Category                             Warrants and Rights         Warrants and Rights      column)
--------------------------------------- --------------------------- -------------------------- -------------------------------------

Equity Compensation Plans Approved by
Security Holders (at 12/31/01)                  2,912,104                   $3.16                      2,587,896
--------------------------------------- --------------------------- -------------------------- -------------------------------------
Equity Compensation Plans Approved by
Security Holders (at 8/31/02)                   4,857,164                   $2.10                        642,836
--------------------------------------- --------------------------- -------------------------- -------------------------------------
Equity Compensation Plans Not
Approved by Security Holders  (at                 200,000                   $1.00                           -0-
12/31/01 and 8/31/02)
--------------------------------------- --------------------------- -------------------------- -------------------------------------

         On August 31, 2001, New Valley and Frost-Nevada each loaned us $1,000,000. As consideration for the loans, we issued to each of them a five-year, immediately exercisable warrant to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share. These two warrants are our only equity compensation "plans" not approved by our shareholders.

Stock Price Performance Graph

         The graph below compares the cumulative total return of our common stock from October 29, 1997 (the day on which our common stock began trading on the NASD OTC Bulletin Board) through December 31, 2001 with the cumulative total return of companies comprising the Amex Composite Index (formerly the Amex Market Value Index), a former peer group selected by us based on comparative market capitalization and a current peer group selected by us based on comparative revenue. The graph plots the growth in value of an initial investment of $100 in each of our common stock, the Amex Composite Index and the peer groups selected by us over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on our the securities. We have not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

         The old market capitalization peer group selected by us was comprised of companies engaged in the same business that we are, each with market capitalization then comparable to ours, and consisted of the following companies: Shochet Holding Corp., Olympic Cascade Financial Corp., Paulson Capital Corp., Morgan Keegan, Inc., First Albany Companies Inc., Stifel Financial Corp., Hoenig Group Inc., Globalnet Financial.com, Inc., Tucker Anthony Sutro, Kirlin Holding Corp. and JB Oxford Holdings, Inc. The new peer group selected by us is comprised of companies engaged in the same business that we are, each with revenues comparable to ours, and consists of the following companies: First Albany Companies, Inc., First Montauk Financial Corp., Hoenig Group, Inc., The John Nuveen Co., Kirlin Holding Corp., M.H. Meyerson & Co., Inc., Olympic Cascade Financial Corp., Paulson Capital Corp., Siebert Financial Corp. and Stifel Financial Corp. We changed our peer group as a result of changes in the businesses of certain of the constituent companies. Additionally, we believe that the new peer group that we selected using similar revenues, as opposed to market capitalization, leads to a more accurate comparison of our company's operations.


                                                                                            Cumulative Total Return
                                                                     ----------------------------------------------------------
                                                                       10/29/97        9/98        9/99        9/00      12/01


LADENBURG THALMANN FINANCIAL SERVICES INC.                               100.00       44.57       59.78       45.65      15.13
AMEX COMPOSITE                                                           100.00       91.81      116.53      141.08     125.31
NEW PEER GROUP                                                           100.00      108.32      177.00      155.15     157.38
OLD PEER GROUP                                                           100.00       89.73      174.25      151.77      98.65


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of these forms furnished to us and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ending December 31, 2001.

Certain Relationships and Related Transactions

         On May 7, 2001, we consummated the stock purchase agreement, as amended, with New Valley Corporation, Berliner Effektengesellschaft AG and Ladenburg Thalmann & Co. in which we acquired all of the outstanding common stock of Ladenburg Thalmann & Co. As partial consideration for the common stock of Ladenburg Thalmann & Co., we issued:

         o 18,598,098 shares of common stock and $8.01 million aggregate principal amount of our senior convertible promissory notes, currently convertible into 3,844,216 shares of common stock, to New Valley; and

         o 4,620,501 shares of common stock and $1.99 million aggregate principal amount of our senior convertible promissory notes, currently convertible into 955,055 shares of common stock, to Berliner.

The stock purchase agreement provides that we may be required to issue an additional number of shares of common stock to New Valley and Berliner on or about May 7, 2003 pending a final resolution of all pre-closing litigation adjustments. Therefore, the final number of shares to be issued cannot be determined until May 7, 2003. We also paid New Valley and Berliner $8.01 million and $1.99 million in cash, respectively. The cash portion of the consideration paid to New Valley and Berliner was obtained pursuant to a loan agreement with Frost-Nevada, Limited Partnership under which Frost-Nevada provided us with $10 million in cash in exchange for $10 million aggregate principal amount of our senior convertible promissory notes, currently convertible into 6,497,475 shares of common stock.

         As a result of these transactions, the following individuals became affiliated with us:

         o Howard M. Lorber, president and chief operating officer of New Valley, is now the chairman of our board of directors;

         o Bennett S. LeBow, chairman and chief executive officer of New Valley, is now a member of our board of directors;

         o Victor M. Rivas, chairman and chief executive officer of Ladenburg Thalmann & Co. and a member of the board of directors of New Valley, is now our president and chief executive officer;

         o J. Bryant Kirkland III, vice president, treasurer and chief financial officer of New Valley, is now our chief financial officer;

         o Richard J. Lampen, executive vice president, general counsel and a member of the board of directors of New Valley, is now a member of our board of directors;

         o Henry C. Beinstein, a member of the board of directors of New Valley, is now a member of our board of directors; and

         o Robert J. Eide, a member of the board of directors of Vector Group, the parent of New Valley, is now a member of our board of directors.

Upon becoming members of our board of directors in May 2001, each of Messrs. Lorber, LeBow, Beinstein and Eide were granted a ten-year option to purchase 20,000 shares of common stock at $3.05 per share. The options vest in full on May 7, 2002. Upon becoming a member of our board of directors in January 2002, Mr. Lampen was granted a ten-year option to purchase 20,000 shares of common stock at $0.88 per share. This option vests in full on January 10, 2003. Each of these grants were made under our Equity Plan.

         Pursuant to the employment agreement with Mr. Rivas in which he became our president and chief executive officer, Mr. Rivas is entitled to receive an annual base salary of $500,000, subject to periodic increases as determined by LTS' board of directors, as well as a guaranteed minimum annual bonus of $500,000. Mr. Rivas will also be entitled to participate in our Bonus Plan and Incentive Plan in accordance with the terms of the plan and Mr. Rivas' employment agreement. Additionally, we granted Mr. Rivas an option to purchase 1,000,000 shares of common stock at $3.05 per share under our Equity Plan. The option vests in three equal annual installments commencing on May 7, 2002. The option also provides that if a change of control occurs, the portion of the option not yet vested will vest and become immediately exercisable.

         The notes issued to New Valley and Berliner bear interest at a rate of 7.5% per year, payable quarterly, and are secured by a pledge of the shares of common stock of Ladenburg Thalmann & Co. The notes are convertible, in whole or in part, at any time, into that number of shares of common stock determined by dividing the principal and interest to be converted by the "conversion price." The "conversion price" is $2.0836498 and is subject to anti-dilution adjustment for stock splits, dividends and other similar events. The conversion price is also subject to adjustment on or about May 7, 2003 in the same manner as the number of shares we issued to New Valley and Berliner described above. Additionally, if, during any period of 20 consecutive trading days, the closing sale price of our common stock is at least $8.00, the principal and all accrued interest on the notes will be automatically converted into shares of common stock at the conversion price then in effect. The notes also provide that if a change of control occurs, as defined in the notes, we must offer to purchase all of the outstanding notes at a purchase price equal to the unpaid principal amount of the notes and the accrued interest.

         The note issued to Frost-Nevada has the same terms as the notes issued to New Valley and Berliner, except that the conversion price of the note is $1.5390594 and pays interest at a rate of 8.5% per year. The note issued to Frost-Nevada is also secured by a pledge of the shares of common stock of Ladenburg Thalmann & Co.

         On June 28, 2002, New Valley, Berliner and Frost-Nevada agreed to forbear until May 15, 2003 payment of the interest due to them under the notes on the interest payment dates commencing June 30, 2002 through March 31, 2003. Interest on the deferred amounts accrues at 8.0% per year on the notes held by New Valley and Berliner and 9.0% per year on the note held by Frost-Nevada. We agreed, however, to apply any net proceeds from any subsequent public offerings to any such deferred amounts owed to the holders of the notes to the extent possible.

         Concurrently with the closing of the stock purchase agreement, New Valley purchased 3,945,060 of our common stock at $1.00 per share from Joseph Berland, our former chairman and chief executive officer. Additionally, on the same date, Frost-Nevada purchased a total of 550,000 shares of our common stock at $1.00 per share from Richard Rosenstock, our vice chairman and chief operating officer, Mark Zeitchick and Vincent Mangone, our executive vice presidents, and David Thalheim, our former administrator. In connection with these sales, our board waived lock-up agreements between us and the individuals in which the individuals had agreed that they would not, without our board's prior written consent, sell, transfer or otherwise dispose of any of their shares of our common stock until August 2001.

         In connection with these transactions, we also entered into amendments to the existing employment agreements with each of Messrs. Berland, Rosenstock, Zeitchick and Mangone. Pursuant to the amendments:

         o Mr. Berland resigned from his positions with us and became the executive vice president of corporate finance of Ladenburg Capital Management through May 2003 at an annual base salary of $150,000;

         o Mr. Rosenstock became our vice chairman and chief operating officer and Ladenburg Capital Management's chief executive officer through August 2004 at an annual base salary of $340,000;

         o Mr. Zeitchick remained as an executive vice president of ours and became Ladenburg Capital Management's co-chairman of the board through August 2004 at an annual base salary of $90,000; and

         o Mr. Mangone remained as an executive vice president of ours and Ladenburg Capital Management through August 2004 at annual base salary of $90,000.

Each of Messrs. Rosenstock, Zeitchick and Mangone continue to be entitled to participate in our Bonus Plan and Incentive Plan in accordance with the terms of the respective plans and their respective employment agreements.

         Prior to the consummation of the foregoing transactions, New Valley maintained office space at Ladenburg Thalmann & Co.'s principal offices. In connection with the consummation of the transactions, New Valley entered into a license agreement with Ladenburg Thalmann & Co. in which New Valley will continue to occupy this space at no cost to New Valley. The license agreement is for one year and is automatically renewed for successive one year periods unless terminated by New Valley.

         Since June 2001, J. Bryant Kirkland III has served as our chief financial officer. Mr. Kirkland serves on a part-time basis devoting such time as is necessary to perform his duties as our chief financial officer. The majority of his business time is devoted to his positions with New Valley, where he serves as chief financial officer, Vector Group, New Valley's parent, and their subsidiaries. Both Ladenburg Thalmann & Co. and Ladenburg Capital Management have a full-time chief financial officer and accounting staff devoted to each respective broker-dealer's operations.

         On August 31, 2001, New Valley and Frost-Nevada each loaned us $1,000,000. The loans were evidenced by promissory notes that matured on the earlier of February 28, 2002 and the next business day after we received our federal income tax refund for the fiscal year ending September 30, 2001. The promissory notes bore interest at the Prime Rate as published in the Wall Street Journal plus 1%. As consideration for the loans, we issued to each of New Valley and Frost-Nevada a five-year, immediately exercisable warrant to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share. These loans were repaid in January 2002.

         On March 27, 2002, we borrowed $2,500,000 from New Valley. The loan, which bears interest at 1% above the prime rate, is due on the earlier of December 31, 2003 or the completion of one or more equity financings where we receive at least $5,000,000 in total proceeds. The promissory note states that we will not, so long as any amount under the note remains outstanding and unpaid, incur or assume any indebtedness that is not subordinated in all respects to the note without the prior written consent of the holder. On July 16, 2002, we borrowed an additional $2,500,000 from New Valley on the same terms as the March 2002 loan. We may from time to time borrow additional funds on a short-term basis from New Valley or from other parties, including our shareholders and clearing brokers, in order to supplement the liquidity of our broker-dealer operations.

         Howard Lorber is chairman of the board of directors of Hallman & Lorber Assoc., Inc., a private consulting and actuarial firm. During 2001, Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $119,000 on various insurance policies issued for us and our subsidiaries.

         Several members of the immediate families of our executive officers and directors are employed as registered representatives of Ladenburg Thalmann & Co. and Ladenburg Capital Management. As such, they receive a percentage of commissions generated from customer accounts for which they are designated account representatives and are eligible to receive bonuses in the discretion of management. The arrangements we have with these individuals are similar to the arrangements we have with our other registered representatives. Oscar Sonkin and Richard Sonkin, the father-in-law and brother-in-law, respectively, of Richard
J. Rosenstock, received $104,131 and $149,704, respectively, in compensation during the fiscal year ended December 31, 2001. Steven Zeitchick, the brother of Mark Zeitchick, received $136,140 in compensation during the fiscal year ended December 31, 2001. It is anticipated that each of these individuals will receive in excess of $60,000 in compensation for the fiscal year ending December 31, 2002.

                                   PROPOSAL II

            TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
                  FROM 100,000,000 SHARES TO 200,000,000 SHARES

         We are currently authorized by our articles of incorporation to issue 100,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of the record date, 42,025,211 shares of common stock were outstanding and no shares of preferred stock were outstanding. In addition, we are obligated to reserve 4,857,164 shares of common stock for issuance under our Equity Plan, 200,000 shares of common stock for issuance upon exercise of warrants held by New Valley and Frost-Nevada and 11,296,746 shares of common stock for issuance upon conversion of the senior convertible promissory notes held by New Valley, Berliner and Frost-Nevada. We will also need to reserve 5,000,000 shares of common stock for issuance under the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan described below under Proposal IV.

         Based on the number of shares of common stock outstanding as of the record date, the need to reserve the shares of common stock as set forth above and the current limit set by our articles of incorporation on the number of shares of common stock we are authorized to issue, our board of directors has determined that there is an inadequate number of authorized shares of common stock for our management to be able to meet our current obligations and to plan for our future growth and development. Accordingly, our board of directors proposes to amend the articles of incorporation to increase the authorized number of shares of our common stock by an additional 100,000,000 shares of common stock to 200,000,000 shares of common stock.

         Our board of directors believes approval of the amendment to the articles of incorporation to increase the authorized capital is in our and our shareholders' best interests. The authorization of additional shares of common stock will enable us to meet our obligations under our various employee benefit plans, and issue securities convertible, exercisable or exchangeable for common stock in the future. Further, the authorization of additional shares will enable our board of directors to have the flexibility to authorize the issuance of shares of common stock in the future for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Although we review various transactions that could result in the issuance of our common stock from time to time, we currently have no agreements or plans to issue any shares of common stock in connection with any acquisition of other business, including by way of an asset purchase or merger, combination or consolidation or for forming any partnerships or alliances, except as otherwise described above.

         Approval of the proposal will permit our board of directors to issue additional shares of common stock without further approval of our shareholders, unless otherwise required by applicable law or stock market or exchange requirements. Unless we are required by law or stock market or exchange requirements, our board of directors does not intend to seek the approval of our shareholders prior to any issuance of the authorized capital stock.

         Other than limited provisions in our bylaws, we do not have in place provisions which may have an anti-takeover effect. This proposal to increase our authorized capital has not resulted from our knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. We are not submitting this proposal to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek board representation.

         In certain instances, the issuance of additional shares of common stock will have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our capital stock. It may also adversely affect the market price of the common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow us to pursue our business plans, the market price may increase.

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of our common stock voted in an election of directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. We have never paid cash dividends on our shares of common stock. In the event of our liquidation, dissolution or winding up, the holders of our shares of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

         The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendment to our articles of incorporation.

         If the proposal to amend our articles of incorporation is approved, the third article of our articles of incorporation will be amended promptly after the meeting to increase the number of shares of our common stock we are authorized to issue to 200,000,000 shares.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

                                  PROPOSAL III

                 TO APPROVE AN AMENDMENT TO OUR 1999 PERFORMANCE
               EQUITY PLAN TO INCREASE THE NUMBER SHARES ISSUABLE
              UPON GRANTS OF AWARDS UNDER THE PLAN AND TO INCREASE
               THE LIMIT ON GRANTS TO INDIVIDUALS IN ANY ONE YEAR

         On August 23, 1999, our shareholders adopted the Equity Plan covering 3,000,000 shares of our common stock, under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. On May 7, 2001, our shareholders amended the plan to increase the number of shares authorized for issuance under the plan to 5,500,000 shares. As of the record date, there were outstanding grants of options under the Equity Plan to purchase a total of 4,857,164 shares of common stock. Accordingly, we have only 642,836 shares of common stock available for future grant under the plan. Our board proposes to amend the plan to increase the number of shares issuable under the plan by an additional 4,500,000 shares as well as to increase the limit on grants under the plan to individuals in any one calendar year from 300,000 shares to 1,000,000 shares. The board believes that the increase in the size of the plan is necessary to enable us to continue to attract and retain employees and consultants of the highest caliber and provide increased incentive for them to promote our well-being through the grant of options.

         If the plan, as summarized below, is amended as proposed, then, if all the shares reserved thereunder were issued upon the exercise of options and other awards, such shares would constitute 23.8% of the total shares that would then be outstanding (assuming no exercise or conversion of outstanding options, warrants or other convertible securities and no other stock issuances).

Summary of the Equity Plan

         The following summary of the Equity Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the Equity Plan.

         Administration

         Our Equity Plan is administered by our compensation committee designated by our board of directors to administer the plan. Each member of our compensation committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code.

         Eligibility for Awards

         The purpose of our Equity Plan is to enable us to offer to our key employees, officers, directors and consultants who have made, or who have the potential for making important contributions to us and our subsidiaries an opportunity to acquire an ownership interest our company.

         Shares Available under Plan

         A total of 5,500,000 shares of our common stock have currently been reserved and are available for grant under our Equity Plan. Shares of our common stock that are awarded under the Equity Plan may be either treasury shares or authorized but unissued shares. Shares of our common stock reserved for issuance pursuant to stock options that cease to be subject to such options, and any shares of stock subject to other awards that are forfeited or otherwise terminated will be available for future award grants under the plan. Notwithstanding any other provision of the Equity Plan, the compensation committee will not grant to any one holder in any one calendar year awards for more than 300,000 shares of common stock in the aggregate; provided, however, that on May 7, 2001, our shareholders approved an amendment to the plan to authorize our compensation committee to make a one-time grant to Victor Rivas, our president and chief executive officer, of an option to purchase 1,000,000 shares of our common stock. We are now requesting that shareholders approve an amendment to the plan to allow our compensation committee to grant awards to holders in any one calendar year up to 1,000,000 shares of common stock in the aggregate. We believe that this increased limit is appropriate given the proposed increase in the number of shares available for issuance under the plan.

         Under the Equity Plan, on a change in the shares of our common stock as a result of a stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award, our compensation committee may determine whether such change equitably requires adjusting the terms of the award or the aggregate number of shares reserved for issuance under the Equity Plan.

         Types of Awards

         Stock options. Under the Equity Plan, our compensation committee may award to participants stock options that:

         o are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code;

         o        options that are not intended to be so qualified.

Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify, it will constitute a non-incentive stock option.

         Our compensation committee will fix the term of each stock option. However, an incentive stock option may be granted only within the ten-year period commencing from the effective date of the Equity Plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.

         The exercise price of stock options granted under the Equity Plan will be determined by our compensation committee at the time of the grant, but in no event will the price be less than the fair market value of the underlying common stock on the last trading day prior to the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% shareholder will not be less than 110% of the fair market value of the shares on the last trading day prior to the date the stock option is granted. The number of shares covered by incentive stock options which may be exercised by participants in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

         The compensation committee will determine the terms and conditions of stock options and when they will become exercisable. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.

         Payment of the exercise price may be made in cash, in shares of our common stock owned by the participant, in a combination of the two, or otherwise, as reflected in the applicable award agreement. Additionally, the compensation committee may permit a participant to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock, or a sufficient portion of the shares, acquired upon exercise of the stock option and pay to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise. A participant has no rights as a shareholder with respect to the shares of our common stock underlying stock option granted under the Equity Plan until shares are actually issued upon exercise of the stock option.

         Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted, or, to the extent of legal incapacity or incompetency, the participant's guardian or legal representative. Notwithstanding the foregoing, with the approval of the compensation committee, a participant may transfer a stock option:

         o by gift, for no consideration, or pursuant to a domestic relations order, in either case, to or for the benefit of the participant's immediate family; or

         o to an entity in which the participant or members of the participant's immediate family own more than fifty percent of the voting interest, in exchange for an interest in that entity,

provided that the transfer is being made for estate, tax or personal planning purposes and will not have any adverse tax consequences to us. Additionally, the transfer will be subject to any additional limits that the compensation committee may establish and the execution of any documents that the compensation committee may require. If a transfer of this nature is made, the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to the transfer.

         If the employment of a participant who is an employee of ours or a subsidiary of ours is terminated by reason of the participant's death or disability, any stock option held by the participant will become fully vested and may be exercised by the disabled participant, or by his legal representative or legatee, as the case may be, for a period of one year or a greater or lesser period as may be specified by the compensation committee in the grant, from the date of the death or disability, or until the expiration of the exercise period for the stock option, which ever is shorter.

         Unless otherwise provided in the grant of a stock option, if a participant's employment with us or any of our subsidiaries is terminated for any reason other than due to death or disability, the participant's stock option will automatically terminate. However, if the participant's employment is terminated without cause or due to retirement on or after the age of 65, then the portion of his or her stock option which has vested as the date of termination may be exercised:

         o for three months after termination or for the balance of the stock option's exercise period, which ever is shorter; or

         o for a greater or lesser period as may be specified by the compensation committee in the grant.

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         Stock appreciation rights. Under the Equity Plan, our compensation committee may grant stock appreciation rights to participants who have received stock options. A stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by multiplying the excess of the fair market value per share of our common stock on the exercise date over the exercise price per share by the number of shares subject to the stock option and then dividing it by the fair market value of the common stock on the date the stock appreciation right is exercised. In the case of an incentive stock option, a stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non-incentive stock option, a stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the Equity Plan.

         Restricted stock awards. Our compensation committee may award shares of our common stock which are subject to restrictions as the compensation committee may determine in addition to, or in lieu of, other awards granted to participants under the Equity Plan. The compensation committee will determine at the time of the award, the period during which the award may be subject to forfeiture and the vesting schedule of the shares under the award. A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents. However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock. If the participant breaches the terms or conditions set forth in the Equity Plan or in the award agreement pertaining to the restricted stock award, or if the restricted stock otherwise does not vest, then the participant will forfeit the award of restricted stock and any distributions which were retained by us relating to the restricted stock.

         Deferred stock. Our compensation committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award. Any deferred stock that does not vest will be forfeited. Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period. A participant will not have any rights as a shareholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock. A participant may request that the compensation committee defer issuance of an award of deferred shares for an additional specified period, subject to certain conditions.

         Stock reload options. Our compensation committee may grant to a participant, concurrently with the grant of an incentive stock option, and at or after the time of grant in the case of a non-incentive stock option, an option covering a number of shares up to the amount of shares of our common stock held by the participant for at least six months and used to pay all or part of the exercise price of an option, and any shares withheld by us as payment for withholding taxes. Any stock reload option will have an exercise price equal to the fair market value of our common stock as of the date of grant of the stock reload option. Unless otherwise provided in the stock reload option grant, a stock reload option may be exercised commencing one year after it is granted and will expire on the date of expiration of the stock option to which the reload option is related.

         Other stock-based awards. Our compensation committee may award other stock-based awards, subject to limitations under applicable law, in addition to, or in lieu of, other awards granted to participants under the Equity Plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock. These other stock-based awards may be in the form of the right to purchase shares of our common stock which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of our common stock, as well as awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. Subject to the terms of the Equity Plan, the compensation committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Equity Plan or any other plan in effect.

         Accelerated Vesting and Exercisablility of Awards

         Unless otherwise provided in the grant of an award, if any "person," as is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner," as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 25% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the Equity Plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the Equity Plan and in the corresponding award agreements.

         Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan.

         Repurchases

         Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award.

         Forfeitures

         Unless otherwise provided in the grant of an award, if a participant's employment with us or a subsidiary of ours is terminated for any reason and within 18 months of the termination, the person either:

         o accepts employment with any competitor of, or otherwise engages in competition with, our business;

         o solicits any of our or our subsidiaries' customers or employees to do business with or render services to the person or any business with which the person becomes affiliated or to which the person renders services; or

         o discloses to anyone outside our company or uses any of our or our subsidiaries' confidential information or material in violation of our policies or any agreement between the person and us or any of our subsidiaries, the compensation committee may require the participant to return to us the economic value of any award which was obtained by the participant during the period beginning six months prior to the date the participant's employment with us was terminated. Unless otherwise provided in the grant of an award, if a participant is terminated for cause, the compensation committee may require that the participant return to us the economic value of any award which was obtained by the participant during the six month period. Shares of our common stock available for award under the Equity Plan have not been registered under the Securities Act, and we are not required to so register the stock.

         Withholding taxes

         We may withhold, or require participants to pay us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Equity Plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.

         Term and amendments

         The Equity Plan will terminate when there are no awards outstanding and when no further awards may be granted, provided that incentive options may only be granted until May 26, 2009. Our board of directors has the right to amend, suspend or discontinue any provision of the Equity Plan, provided that the action may not adversely affect awards previously granted between a participant and us without the participant's consent.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the Equity Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Equity Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Stock Options

         Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

         If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above:

         o the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and

         o we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-Incentive stock options

         With respect to non-incentive stock options:

         o upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

         o upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

         o we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

         If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

         Stock appreciation rights

         Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

         Restricted stock

         A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

         A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

         On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

         Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which the income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

         Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

         Deferred stock

       A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted stock."

         Other stock-based awards

         The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON THE GRANT OF OPTIONS AND OTHER AWARDS THEREUNDER.

                                   PROPOSAL IV

                         APPROVAL OF THE ADOPTION OF THE
                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

         Our board of directors has adopted the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan, subject to approval by our shareholders. The plan provides, among other things, that our compensation committee, which administers the plan, may permit our employees and certain of our officers to acquire shares of our common stock during option periods at a discount of up to 15% below the then current market price of the common stock. The plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended.

         Our board of directors believes that the plan will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to the continued profitability and success of our company. In particular, the board intends that the plan offer a convenient means for employees who might not otherwise purchase and hold our common stock to do so and that the discounted sale feature of the plan provide a meaningful inducement to participate. The board believes that employees' continuing economic interest, as shareholders, in the performance and success of our company will enhance the entrepreneurial spirit of Ladenburg Thalmann Financial Services, which can greatly contribute to our long-term profitability.

Summary of the Employee Stock Purchase Plan

         Set forth below is a summary of certain important features of the stock purchase plan, which summary is qualified in its entirety by reference to the complete text of the plan attached as Appendix A to this proxy statement.

         Administration

         The employee stock purchase plan will be administered by our compensation committee. Among other things, the compensation committee will have full discretionary authority to define, prescribe, amend and rescind rules, procedures, terms and conditions relating to the plan, and to interpret, administer and construe the plan and make all other determinations necessary or advisable for the administration of the plan. The committee may, consistent with the requirements of the plan, designate an administrator to perform certain day-to-day administration of the plan, and to maintain records of the plan. Except as otherwise expressly provided in the plan, all designations, determinations, interpretations, and other decisions under or with respect to the plan, any participation in the plan, or any participation agreement or certificate relating to the plan, will be in the sole discretion of the committee, may be made at any time, and will be final, conclusive, and binding on all participants in the plan.

         We will pay all costs and expenses associated with the operation of the plan including expenses of issuance and sale of shares, but excluding brokerage commissions on the sale of shares.

         Eligibility

         Each employee who is regularly scheduled to work for us or one of our subsidiaries for at least 20 hours each week and at least five months each calendar year will be eligible to participate in and will be offered the opportunity to purchase common stock under the plan as of the later of 90 days following the employee's last date of hire and the effective date of the plan. Notwithstanding the foregoing, no eligible employee may participate in the plan if, immediately after the grant, the employee would own shares or hold outstanding options to purchase shares totaling five percent or more of the total combined voting power or value of all classes of our stock. Additionally, the committee may in its sole discretion exclude from participation in the plan any eligible employee who is a "highly compensated employee" (as defined in the Internal Revenue Code) (generally one of our highest compensated employees making in excess of $90,000 per year). Currently, approximately 466 employees would be eligible to participate in the plan.

         Enrollment

         Every employee who wishes to participate in the plan will provide the compensation committee (or any officer authorized by the committee) with a request form setting forth instructions on what percentage of his or her salary should be deducted during each option period. These instructions must be received by the compensation committee (or any officer authorized by the committee) prior to the month in which the next regularly scheduled option period is set to begin.

         Each participating employee will be able to have between one and 15 percent of the participating employee's total annual compensation deducted to purchase shares of common stock, as determined by the compensation committee. However, no eligible employee may make purchases under the plan that would enable him to purchase under all qualified employee stock purchase plans (which excludes stock option plans), in any one year, more than $25,000 of our stock, with this determination to be made based on the fair market value of the shares determined at the time such grant is made, subject to certain accumulation rules contained in the Internal Revenue Code. Payroll deductions and any shares purchased by employees under the plan will be credited to an account maintained on behalf of each participating employee. No interest will be credited on payroll contributions pending purchases in our common stock.

         Purchases under the plan

         The maximum number of shares of common stock that may be purchased under the plan is 5,000,000 shares. However, the number of shares authorized for issuance under the plan, the number of shares subscribed for and the purchase price per share are subject to adjustment in the event of a dividend on the common stock payable in shares of common stock, a stock split or combination of the common stock, a recapitalization or other change in our capitalization, in each case affecting all outstanding shares of common stock as a whole.

         The compensation committee will establish the option periods during which employees are granted the right to purchase shares of our common stock to be funded through regularly scheduled payroll deductions. The committee has the power to set the number and duration of the option periods in any way it sees fit. On the last day of each option period, all accumulated payroll deductions will be used to purchase shares of our common stock. The price at which the common stock is purchased may not be below the lesser of 85% of the fair market value of a share of common stock on the date the option period begins or on the date the employee purchases the common stock (generally the last day of the option period).

           A participating employee will have none of the rights or privileges of a shareholder until the full purchase price of the participating employee's shares has been paid and the participating employee has been issued the shares of common stock.

         Transferability

         The committee may impose restrictions on the transferability of the shares of common stock acquired pursuant to the plan, and the restrictions, if any, would apply uniformly to all participating employees with respect to each offering of options to purchase common stock. Generally, no right under the plan will be assignable, alienable, saleable, or transferable by a participating employee. Additionally, no employee purchasing shares under the plan may resell, transfer by any means or otherwise dispose of any of the shares acquired under the plan except in accordance with our Insider Trading Policy.

         Changes in participation

         Generally, a participant may terminate his or her enrollment in the plan at any time, effective for payroll periods or offering periods beginning after the filing of a Change or Discontinuance Form. However, the compensation committee has the power to require the employee to maintain his or her then current participation in the plan. Enrollment will also terminate upon termination of a participant's employment by us or one of our subsidiaries.

         A participant may decrease his or her payroll deductions at any time, effective for payroll periods or offering periods beginning after the filing of a Change or Discontinuance Form. However, a participating employee may not increase his or her payroll deductions during an option period.

         Amendment and termination

         The committee may, from time to time, alter, amend, suspend or discontinue the plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law. However, except for any adjustment authorized under the plan, the maximum number of shares that may be offered under the plan may not be increased without appropriate shareholder approval. Under its terms, the plan will terminate if its adoption is not approved by the holders of at least a majority of our outstanding shares of common stock not later than May 20, 2003. Once adopted by our shareholders, it will remain in effect until the tenth anniversary of its effectiveness or until there are no longer any shares available for purchase under the plan.

Federal Income Tax Consequences

         The following discussion addresses only the general federal income tax consequences of the employee stock purchase plan. It does not address the impact of state and local taxes, the federal alternative minimum tax, and securities laws restrictions, and is not intended as tax advice to participants in the stock purchase plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         The employee stock purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Accordingly, no taxable income will be recognized by an employee who elects to participate when the option is granted or when it is exercised and the shares purchased are issued to him. A participant will, however, recognize taxable income in the year in which there is a sale or other disposition of the purchased shares, or the participant dies.

         If an employee disposes of the purchased shares (i) more than two years from the date on which he is granted the option to purchase the shares and (ii) more than one year after the issuance of the shares to him, or (iii) if the employee dies (whichever occurs first), and the option price on the date of grant was equal to or greater than 85% and less than 100% of the fair market value of the stock, the employee will be required to include in income, as compensation for the year in which such disposition or death occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the option price or (ii) the excess of the fair market value of such shares at the time the option was granted over the option price. The employee's basis in those shares in his hands at the time of such a disposition will be his purchase price for the shares increased by the amount so includable in his income as compensation, and any additional gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss. In such event, we will not be entitled to any deduction from income.

         If any employee disposes of the shares purchased under the plan within
(i) two years of the date of grant of the option or (ii) one year from the date of issuance of the shares to him, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the difference between the fair market value of the shares on the date of exercise of the option and the exercise price of the option. The employee's basis in such shares at the time of disposition will be increased by the amount includable in his income as compensation, and any additional gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the capital gain holding period for such shares. Generally, the holding period for such shares begins on the date the shares are purchased. In the event of a disposition prior to the expiration of the two- or one-year statutory period, we will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition. To the extent this compensation is subject to income tax withholding, Social Security taxes and other employment taxes, we will make such provision as we deem appropriate for the withholding or other payment of such taxes.

         Employees will not be entitled to any deduction from income for payroll deductions authorized under the plan. Cash dividends paid on shares held under the Plan will be taxable to the employee for income tax purposes.

         The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Internal Revenue Code are complex. Accordingly, the foregoing outline is intended to summarize only certain major federal income tax rules concerning employee stock purchase plans, and should not be construed as specific tax advice.

                              Independent Auditors


        We have selected Eisner LLP as our independent auditors for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP was our independent auditors for the fiscal year ended December 31, 2001. Representatives of PricewaterhouseCoopers LLP and Eisner LLP are expected to be present at the annual meeting. The representatives of PricewaterhouseCoopers and Eisner will have the opportunity to make statements and will be available to respond to appropriate questions from shareholders.

         On September 30, 2002, we dismissed PricewaterhouseCoopers LLP as our independent auditors. Our audit committee recommended and approved the decision to change independent auditors. PricewaterhouseCoopers' reports on our financial statements for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and review of unaudited financial statements through June 30, 2002 (the most recent unaudited financial statements subject to review), there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference to the subject matter of the disagreement in connection with their report. During the two most recent fiscal years and through September 30, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC. A copy of PricewaterhouseCoopers' letter stating that it agreed with the foregoing statements has been filed with the SEC.

         On May 7, 2001, we dismissed Goldstein Golub Kessler LLP as our independent auditors. Our board of directors recommended and approved the decision to change independent auditors. Goldstein Golub Kessler's reports on our financial statements for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and review of unaudited financial statements through May 7, 2001, there were no disagreements with Goldstein Golub Kessler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Goldstein Golub Kessler would have caused them to make reference to the subject matter of the disagreement in connection with their report. During the two most recent fiscal years and through May 7, 2001, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC. A copy of Goldstein Golub Kessler's letter stating that it agreed with the foregoing statements has been filed with the SEC.


                             Solicitation of Proxies

         The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

                    2003 Annual Meeting Shareholder Proposals

         In order for any shareholder proposal to be presented at the annual meeting of shareholders to be held in 2003 or to be eligible for inclusion in our proxy statement for such meeting, it must be received by us at our principal executive offices by June 5, 2003. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2003 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, not later than August 19, 2003.

                                  Other Matters

         The board of directors knows of no matter which will be presented for consideration at the special meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the special meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                   Victor M. Rivas, President and
                                        Chief Executive Officer


New York, New York
October 3, 2002

                                                                     Appendix A

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN



                                    ARTICLE I
                                   BACKGROUND

         1.1. Establishment of the Plan: Ladenburg Thalmann Financial Services Inc. (the "Corporation") hereby establishes a stock purchase plan, effective on the Effective Date (as defined herein), to be known as the "LADENBURG THALMANN FINANCIAL SERVICES INC. QUALIFIED EMPLOYEE STOCK PURCHASE PLAN" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. The Plan shall not be construed as constituting an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

         1.2 Applicability of the Plan: The provisions of this Plan are applicable only to certain individuals who are Employees, as defined in the Plan.

         1.3 Purpose of the Plan: The purpose of the Plan is to provide employees of the Corporation and its Subsidiaries with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and to provide a benefit that will assist the Corporation in competing to attract and retain employees of high quality.

                                   ARTICLE II
                                   DEFINITIONS

         Whenever capitalized in this document, the following terms shall have the respective meanings set forth below. Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

         2.1 Administrator: Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

         2.2 Board: Board shall mean the Board of Directors of the Corporation.


         2.3 Change of Control: Change of Control shall mean: (a) the sale, lease, transfer, conveyance, merger, consolidation or other disposition (other than a merger or consolidation that does not result in any change in the Corporation's stock and in which a majority of the successor's voting securities is held by holders of the Corporation's Common Stock immediately before such transaction ), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person, (b) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, directly or indirectly, becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the Voting Securities of the Corporation, or (c) the first day on which a majority of the members of the Board are not Continuing Directors.

         2.4 Code: Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations thereunder.

         2.5 Committee: Committee shall mean the Compensation Committee of the Board or any other committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

         2.6 Common Stock: Common Stock shall mean Common Stock, par value $.0001 per share, of the Corporation.

         2.7 Compensation: Compensation shall mean, for any Participant, for any period, the Participant's total salary, wages, commissions and bonuses to be paid to the Participant for the respective period. Compensation shall be determined before giving effect to any salary reduction amounts contributed pursuant to a Participant's election under a plan maintained by an Employer under Code Section 401(k) or under Code Sections 125 or 129.

         2.8 Continuing Directors: The individuals who constituted the Board on the Effective Date (the "Incumbent Directors"); provided that any individual becoming a director after the date hereof shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

         2.9 Corporation: Corporation shall mean Ladenburg Thalmann Financial Services Inc. or any successor thereto.

         2.10 Date of Grant: Date of Grant shall mean the first day of each Option Period, or the last day of each Participation Cycle, as determined by the Committee.

         2.11 Effective Date: Effective Date shall mean November 6, 2002, or such later date as shall be established by the Committee.

         2.12 Employee: Employee shall mean a person employed by an Employer who is classified by the Employer as an employee (and not as an independent contractor no matter how characterized by a court or administrative agency).

         2.13 Employer: Employer shall mean the Corporation and each Subsidiary other than a Subsidiary designated by the Committee as not being an Employer for purposes of the Plan.

         2.14 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

         2.15 Exercise Date: Exercise Date shall mean the last day of each Option Period or Participation Cycle, as determined by the Committee, but in no event later than the last date permitted under Code Section 423(b)(7).

         2.16 Fair Market Value: Fair Market Value, as of any given date, shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the relevant date or, in the absence of a sale on such date, the last trading day preceding such relevant date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the relevant date or, in the absence of a sale on such date, the last trading day preceding such relevant date, for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and
(iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

         2.17 Option: Option shall mean a right to purchase Common Stock under the Plan granted by the Committee in accordance with Section 5.1.

         2.18 Option Period: Option Period shall mean the period of time between the Date of Grant and the Exercise Date.

         2.19 Option Price: Option Price shall mean the purchase price per share of Common Stock determined under Section 5.2.

         2.20 Participant: Participant shall mean any Employee who has elected to participate in the Plan under Section 3.3 and who has an account balance under the Plan.

         2.21 Participation Cycle: Participation Cycle shall mean the period of time between Exercise Dates, if the Date of Grant and Exercise Date are the same.

         2.22 Person: Any individual, entity or group within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         2.23 Plan: Plan shall mean the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan, as amended and in effect from time to time.

         2.24 Request Form: Request Form shall mean an Employee's authorization form, specifying the Employee's payroll deduction percentage in accordance with
Section 6.2, and containing such terms and provisions as may be required by the Administrator.

         2.25 Subsidiary: Subsidiary shall mean any present or future Corporation which is a "subsidiary corporation" of the Corporation as defined in Code Section 424.

         2.26 Voting Securities: Voting Securities shall mean securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility: Each Employee who is regularly scheduled to work for an Employer at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

         (i) the next Option Period or Participation Cycle commencing after 90 days following the Employee's last date of hire by an Employer; or

         (ii)     the Effective Date.

Notwithstanding the foregoing: (i) the Committee may (but need not), in its sole discretion, exclude from participation in the Plan any group of Employees who are highly compensated employees within the meaning or Code Section 414(q), including, without limitation, any Employee who as of the date of determination is, or during any portion of the preceding six months was, a "reporting person" within the meaning of Section 16 of the Exchange Act; and (ii) no Employee shall participate in the Plan with respect to any Option grant if, immediately after the Option grant, the Employee would own stock, and/or hold outstanding options or rights to purchase stock (whether under the Plan or otherwise), possessing five percent or more of the total combined voting power or value of all classes of outstanding stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee.

         3.2 Calendar Year $25,000 Limit: Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee's rights to purchase Common Stock under the Plan (and any other qualified employee stock purchase plan, within the meaning of Code Section 423, of the Corporation and its Subsidiaries, collectively, "Other ESPPs") to accrue at a rate which exceeds $25,000 (or such lower rate as is designated by the Committee) of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. In such event, the Employee's contributions will be adjusted downward to the extent necessary to avoid exceeding such calendar year limit. For purposes of this Section 3.2, Fair Market Value shall be determined as of the Date of Grant.

         3.3 Initial Participation: An Employee eligible to participate in the Plan under Section 3.1 may submit a Request Form to the Administrator for an Option Period or Participation Cycle. The Request Form shall authorize a regular after-tax payroll deduction from the Employee's Compensation for such Option Period or Participation Cycle. The authorization set forth in such Request Form shall continue in effect indefinitely, but subject to modification or discontinuance at a later date, in accordance with Article VI. The Committee may (but need not), in its sole discretion, elect to allow Participants to participate by submitting payment in other forms such as lump sum cash payments.

                                   ARTICLE IV
                                 STOCK AVAILABLE

         4.1 Number of Shares: Subject to adjustment in accordance with Sections
4.2 and 4.3, an aggregate of 5,000,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares, shares issued and held by the Corporation as treasury stock or may be shares issued and subsequently acquired by the Corporation, as may be determined from time to time by the Committee. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or in part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Exercise Date exceeds the maximum number of shares available for the Option Period, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash credited to Participants' accounts shall be distributed to the Participants as soon as practicable.

         4.2 Adjustment in Event of Changes in Capitalization: In the event of a common stock dividend on the Common Stock, a common stock split or combination of shares of Common Stock, recapitalization or other change in the Corporation's capitalization, in each case affecting all outstanding shares of Common Stock as a whole, an appropriate and proportionate adjustment may, to the extent it deems appropriate, be made by the Committee in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1. Any adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share.

         4.3 Dissolution, Liquidation, Merger or Similar Transaction: Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive, at the next Exercise Date and upon the exercise of such Option, for each share of Common Stock for which such Option is exercisable, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction.

                                    ARTICLE V
                                OPTION PROVISIONS

         5.1 Options: The Committee may grant Options to eligible Employees during the term of the Plan. The number, Date of Grant and Exercise Date of any Options shall be determined by the Committee in its sole discretion. The Option Period or Participation Cycle need not be the same for each grant and more than one Option may commence or terminate on the same date if the Committee so provides. The Committee may at any time suspend or accelerate an Option if required by law or deemed by the Committee to be in the best interests of the Corporation, including in the event of a Change of Control.

         5.2 Option Price: The Option Price of a share of Common Stock purchased for a Participant pursuant to the exercise of an Option for any Option Period or Participation Cycle shall be set by the Committee from time to time but shall be no less than the lesser of:

         (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Date of Grant; or

         (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.


                                   ARTICLE VI
                             PURCHASING COMMON STOCK

         6.1 Participant's Account:

         (a) The Administrator shall establish a book account in the name of each Participant. A Participant's payroll deductions and dividends on the Common Stock, if any, credited to his or her account, as discussed in Section 6.2 below, shall be credited to the Participant's account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

         (b) Until the exercise of an Option pursuant to Section 6.5 below, all Participant funds received or held by the Corporation under the Plan shall be held by the Corporation for the credit of the Participant as part of the Corporation's general funds and may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets with respect to the Plan. All funds received by the Corporation as consideration for purchases of Common Stock hereunder may be used by the Corporation for any corporate purpose.

         6.2 Payroll Deductions:

         (a) Payroll Deductions: Subject to Section 3.2, by submitting a Request Form before the beginning of any month in which an Option Period or Participation Cycle begins and in accordance with rules adopted by the Committee, an Employee eligible to participate in the Plan under Section 3.1 may, initially in accordance with Section 3.3, or thereafter authorize an after-tax payroll deduction to purchase Common Stock under the Plan for such Option Period or Participation Cycle. The payroll deduction shall be in any whole percentage from 1 to 15 percent (or such higher or lower limit as is designated by the Committee) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction, however, shall be at least ten dollars ($10.00) (or such higher or lower limit as is designated by the Committee) each payroll period.

         (b) Duration: A Participant's Request Form submitted under Section 3.3 or 6.2(a) shall remain effective until modified or discontinued under Section
6.3 or such Participant is no longer eligible to participate in the Plan pursuant to the terms hereof or until the Plan is terminated.

         (c) Suspension of Participation Following Hardship Distribution: No Participant shall make any elective contribution or employee contribution to this Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) for a period of 12 months after the Participant's receipt of a hardship distribution from a plan of the Employer or a party that is aggregated with the Employer under Code Section 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Code Section 401(k).

         6.3 Deduction Modifications and Discontinuance:

         (a) A Participant may not increase his or her payroll deduction under
Section 6.2 during an Option Period or Participation Cycle. A Participant may increase his or her payroll deductions for future Option Periods or Participation Cycles, effective as of the first payroll period of any month by filing a new Request Form in accordance with and subject to such advance notice requirements and other rules and procedures as may be established from time to time by the Committee hereunder.

         (b) A Participant may decrease or completely discontinue his or her payroll deductions at any time by filing a new Request Form with the Administrator. This decrease or discontinuance shall be effective on the first payroll period of any month after receipt of the Request Form by the Administrator in accordance with and subject to such advance notice requirements and other rules and procedures as may be established from time to time by the Committee hereunder. Any modification or discontinuance under this Section 6.3 shall be deemed a revocation of any and all prior Request Forms filed by the Participant.

         6.4 Transfer to Ineligible Status:

         (a) If a Participant becomes employed by a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer customarily scheduled to work at least 20 hours each week and at least five months each calendar year, the Participant shall cease to be eligible for payroll deductions pursuant to Section 3.3 or 6.2(a). The cash standing to the credit of the Participant's account shall become subject to the provisions of Section 7.1.

         (b) If the Participant again becomes an Employee of an Employer and is customarily scheduled to work at least 20 hours each week and at least five months each calendar year, the Participant shall not be eligible to participate in the Plan until he or she has filed a new Request Form in accordance with the Plan and the rules and procedures established from time to time by the Committee hereunder.

         6.5 Exercise of Option:

         (a) Unless the cash credited to a Participant's account is withdrawn or distributed as provided in ARTICLE VII, his or her Option shall be deemed to have been exercised automatically on the Exercise Date for the purchase of the number of full shares of Common Stock which the cash credited to his or her account at that time will purchase at the Option Price.

         (b) Fractional shares of Common Stock shall not be issued or purchased under the Plan. Any accumulated cash balances which would have been used to purchase fractional shares shall be held in the Participant's account for application in the next Option Period or Participation Cycle if a valid Request Form is in effect for such Option Period or Participation Cycle or otherwise distributed to the Participant without interest as soon as practicable.

         (c) The Committee, in its sole discretion, may determine that, upon exercise of Options, shares of Common Stock shall be delivered by the Corporation by (i) issuing and delivering to the Participant a certificate for the number of shares of Common Stock purchased by the Participant on an Exercise Date or (ii) issuing and delivering a certificate or certificates or other evidence of ownership of the number of shares of Common Sock purchased by all Participants on an Exercise Date, as determined by the Committee, to a brokerage firm selected by the Committee from time to time which is a member of the National Association of Securities Dealers (the "Selected Brokerage Firm"), which may be a subsidiary of the Company. Any such shares so delivered to the Selected Brokerage Firm shall be maintained by such firm in a separate brokerage account for each Participant. The issuance and delivery of shares hereunder shall occur monthly or at such other intervals as the Committee may determine, consistent with the requirements of the Code.

         6.6 Listing, Registration and Qualification of Shares: The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares of such Common Stock upon any securities exchange or under any federal or state law, as determined by the Committee in its sole discretion, or the obtaining of the consent or approval of any governmental body which the Committee deems necessary or desirable for the issuance or purchase of the shares covered.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS

         7.1 Discontinuance of Deductions and Transfer to Ineligible Status: In the event of a Participant's complete discontinuance of payroll deductions under
Section 6.3 for any reason (including termination of the Participant's employment by the Employer for any reason, leave of absence or other ineligibility of such Participant), the cash balance then standing to the credit of the Participant's account, if any, shall be returned to the Participant, in cash, without interest, as soon as practicable.

         7.2 Designation of Beneficiary: A Participant shall designate his or her beneficiary in the event of the Participant's death, on his or her Request Form. This designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator received prior to the participants death. In the event of the death of the Participant in the absence of a validly designated beneficiary under the Plan who is living at the time of the Participant's death, the estate of the Participant shall be deemed the Participant's beneficiary.

         7.3 Registration of Certificates; Restrictions on Transfer: The Common Stock certificates or other evidence of shares, when withdrawn or distributed under this ARTICLE VII or Section 6.5, shall be registered only in the name of the Participant (or beneficiary, if applicable) or, if so specified in timely written instructions to the Administrator, in the name of the Participant (or beneficiary, if applicable) and any other person as joint tenants with right of survivorship. The Committee may permit a Participant who is a resident of a jurisdiction which does not recognize such joint tenancy to have such certificates or other evidence of shares registered in the Participant's name as tenant in common with a member of such Participant's immediate family, without right of survivorship. No other names may be included in the Common Stock registration. Each Common Stock certificate distributed under the Plan shall bear a legend prohibiting any transfer by the Participant (or joint or common tenant or beneficiary or estate of any of them, as applicable) of any share of Common Stock represented by such certificate during the 90 day period following the Exercise Date as of which such share was purchased, other than by will or by the laws of descent and distribution. The restrictions and limitations on the sale of Common Stock imposed under this Section 7.3 shall apply equally to any shares of Common Stock delivered to the Selected Brokerage Firm pursuant to
Section 6.5, whether or not such shares are represented by a certificate.

                                  ARTICLE VIII
                 ADMINISTRATION; AMENDMENT, TERM AND TERMINATION

         8.1 Administration: The Plan shall be administered by the Committee, which shall have plenary authority, in its sole discretion, to:

         (i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

         (ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.

The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan and all action take by the Committee hereunder, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, all Participants and Employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them or otherwise under the Plan.

         8.2 Amendment: The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

         (i) affect any right or obligation with respect to any grant previously made, unless required by law, including for continued satisfaction of the requirements of the Code, or

         (ii) unless previously approved by the stockholders of the Corporation, if such approval is necessary to satisfy federal securities laws, the Code, or the rules of any stock exchange on which the Corporation's Common Stock is listed:

                  (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1, or change the definition of Employer as set forth in Section 2.11, or

                  (2) increase the aggregate number of shares of Common Stock issuable upon the exercise of Options or other grants under the Plan (except as provided in Sections
                           4.2 and 4.3), or

                  (3) materially increase the benefits to Participants under the Plan.

         8.3 Termination: The Committee may suspend or terminate the Plan at any time in its sole and absolute discretion. The Plan shall be suspended or terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1. Upon suspension or termination of the Plan, the Administrator shall give notice thereof to all Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' accounts shall be distributed promptly, without interest.

         8.4 Term of Plan: Unless previously terminated pursuant to Section 8.3, the Plan shall terminate on and no grants shall be made after, the date on which all shares authorized for issuance under the Plan have been issued hereunder or on the 10th anniversary of the Effective Date, whichever occurs first. Notwithstanding the foregoing, the Plan will terminate and will not become effective if it is not approved by the Corporation's shareholders in accordance with Section 9.1.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Shareholder Approval: The Plan shall be submitted for approval and ratification by the shareholders of the Corporation, as required by Treasury regulation Section 1.423-2(c), not later than May 20, 2003.

         9.2 No Employment Rights: Neither the establishment of the Plan, nor the grant of any Options thereunder or the exercise thereof, shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any employee or otherwise modify the employment relationship at any time.

         9.3 Tax Withholding: The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be required.

         9.4 Rights Not Transferable: Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime (or his or her beneficiary or estate, if applicable). Except as set forth in the preceding sentence, no interest of the Participant under the Plan may be assigned, transferred, pledged, mortgaged or otherwise alienated or anticipated, nor shall any such interest be subject to garnishment, attachment, execution or levy or any kind or any other legal process, whether by virtue of bankruptcy, insolvency or other operation of law, prior to delivery of shares of Common Stock to the Participant or the Selected Brokerage Firm.

         9.5 No Repurchase of Stock by Corporation: The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

         9.6 Restrictions on Transfer of Purchased Shares: Neither the establishment of the Plan, nor the grant of any Options thereunder or the exercise thereof, shall be deemed to release any Employee from the restrictions and obligations imposed on such individual pursuant to the Corporation's Insider Trading Policy regarding the sale and disposition of securities owned by employees and/or directors of the Corporation. Further, the Committee shall require each Participant to acknowledge in his or her respective Request Form that such individual will not sell, transfer by any means or otherwise dispose of any shares of Common Stock acquired under the Plan except in accordance with such Policy.

         9.7 Governing Law: The Plan shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws of such State or of any other jurisdiction) except to the extent such laws are preempted by the laws of the United States.

         9.8 Indemnification: With respect to liabilities arising under or relating to the Plan, the Corporation shall indemnify each member of the Board and the Committee and each other officer or employee of the Corporation, including the Administrator, to whom any duty or power relating to the Plan may be allocated or delegated, in each case to the fullest extent permitted by the law and the Corporation's Certificate of Incorporation and Bylaws.

         9.9 Administrative Costs: The Corporation shall pay all administrative expenses associated with the operation of the Plan including expenses of issuance and sale of shares, but excluding brokerage commissions on the sale of shares.



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               LADENBURG THALMANN FINANCIAL SERVICES INC. - PROXY

                       Solicited By The Board Of Directors
               for Annual Meeting To Be Held on November 6, 2002,

                   The  undersigned   Shareholder(s)  of  Ladenburg
          Thalmann  Financial  Services  Inc.,  a  Florida  corporation
P         ("Company"),  hereby appoints Howard M. Lorber, Victor M.
          Rivas, Richard J. Rosenstock or J. Bryant Kirkland III, or any of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of
R the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on November 6, 2002 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given on the reverse side. If no
O instructions are given, this proxy will be voted FOR all of the following proposals.

          1. Election of the following Directors:

X            FOR all nominees listed below except     WITHHOLD AUTHORITY to vote
             as marked to the contrary                for all nominees listed
             below      |_|                           below      |_|

Y
            Howard M. Lorber, Victor M. Rivas, Richard J. Rosenstock,
             Vincent A. Mangone, Mark Zeitchick, Henry C. Beinstein, Robert J. Eide, Richard J. Lampen and Bennett S. LeBow

          INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space below.

              -----------------------------------------------------

          2. To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares.

             FOR  |_|            AGAINST  |_|             ABSTAIN |_|

          3. To approve an amendment to the 1999 Performance Equity
             Plan to increase the number of shares of common stock available for issuance under the plan from 5,500,000 shares to 10,000,000 shares and to increase the limit on grants to individuals in any one year from 300,000 shares to 1,000,000 shares.

             FOR  |_|            AGAINST  |_|             ABSTAIN |_|

          4. To approve the adoption of the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan.

             FOR  |_|            AGAINST  |_|             ABSTAIN |_|

          5. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

             FOR  |_|            AGAINST  |_|             ABSTAIN |_|

         |_| I plan on attending the Annual Meeting.

                          Date ______________________________

                          ___________________________________
                          Signature

                          ___________________________________
                          Signature if held jointly


                          Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.